Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

Western Union Reports First Quarter Results
Revenue $1.3 Billion, EPS Increases 5% to $0.39
$231 Million Returned to Shareholders through Dividends and Repurchases
2015 Full Year Outlook Affirmed
_________________________________________________________

Englewood, Colo., April 30, 2015 - The Western Union Company (NYSE: WU) today reported financial results for the 2015 first quarter and affirmed its full year financial outlook, which was previously provided on February 10, 2015.

“We delivered a solid start to the year, as earnings per share increased 5% despite foreign exchange headwinds and a slow global economy,” said President and Chief Executive Officer Hikmet Ersek. “Each of our business segments produced constant currency revenue growth, operating margins improved, and cash flow generation continued to be robust.”

Ersek added, “Westernunion.com again provided strong growth, and the retail cross border money transfer business remained resilient. In addition, Western Union Business Solutions trends improved and consumer bill payments delivered good results.”

Executive Vice President and Chief Financial Officer Raj Agrawal added, “Efficiency initiatives drove margin improvement in the quarter, and our hedging programs helped mitigate the negative impact of the stronger U.S. dollar. We also continued to provide substantial returns to shareholders in the form of dividends and share buybacks, while still investing in our global cross border platform for future growth.”

In the first quarter, revenues declined 2% compared to the prior year period, or increased 4% on a constant currency basis.

Consumer-to-Consumer (C2C) revenues declined 4%, or increased 2% constant currency, while transactions increased 3% in the quarter. Westernunion.com C2C revenue increased 17%, or 23% constant currency, on transaction growth of 25%. Electronic channels revenue, which includes westernunion.com, account based money transfer through banks, and mobile money transfer, increased 17% in the quarter. Electronic channels as a percent of total Company revenues increased to 7% in the quarter.

Consumer-to-Business (C2B) revenues grew 7% in the quarter, or 11% constant currency, led by the U.S. electronic bill payments business.

Western Union Business Solutions revenues decreased 1%, or increased 7% on a constant currency basis. Constant currency growth was driven by strength in Europe, including increased customer use of hedging products.

Operating margin was 20.6% for the quarter, which compares to 20.1% in the first quarter of 2014. The operating margin improvement primarily resulted from cost savings initiatives, partially offset by an expected increase in compliance costs.

Earnings per share increased 5% to $0.39, compared to $0.37 in the prior year period.

Cash flow from operating activities totaled $212 million for the quarter. The Company returned $231 million to shareholders through $150 million of share repurchases and $81 million of dividends. On February 10th, the Company announced a 24% increase in its quarterly dividend to $0.155 per common share and a $1.2 billion three-year share repurchase authorization.

2015 Full Year Outlook

The Company affirmed its full year outlook for 2015:

Revenue

•	Low single digit constant currency revenue increase

•	Low to mid-single digit GAAP revenue decrease

Operating Profit Margin

•	Operating margin of approximately 21%

Earnings per Share

•	EPS in a range of approximately $1.58 to $1.65

Cash Flow

•
Cash flow from operating activities of approximately $1 billion. The cash flow outlook excludes $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011. Some or all of these payments may occur in 2015.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com region revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; and additional measures found in the supplemental tables included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or
+1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 1470243.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately one hour after the call ends through
May 14, 2015, at 1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.). The pass code is 10063639. A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2014. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including card associations, card-based payment providers, electronic, mobile and Internet-based services, digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; adverse rating actions by credit rating agencies;  cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; changes in tax laws and unfavorable resolution of tax contingencies; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, or agent and subagent due diligence, registration, and monitoring requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and changes in expectations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of March 31, 2015, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 500,000 agent locations in 200 countries and territories and over 100,000 ATMs and kiosks. In 2014, The Western Union Company completed 255 million consumer-to-consumer transactions worldwide, moving $85 billion of principal between consumers, and 484 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q14	2Q14	3Q14	4Q14	FY2014	1Q15
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		2%	1%	2%	(1)%	1%	(2)%
Consolidated revenues (constant currency) - YoY % change	a	4%	3%	5%	4%	4%	4%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		3%	2%	2%	(2)%	1%	(4)%
Revenues (constant currency) - YoY % change	c	4%	3%	4%	2%	3%	2%
Operating margin		22.9%	22.7%	24.9%	23.1%	23.4%	23.1%

Transactions (in millions)		60.24	63.96	65.31	65.42	254.93	61.75
Transactions - YoY % change		9%	6%	5%	2%	5%	3%

Total principal ($ - billions)		$20.3	$21.8	$22.1	$21.2	$85.4	$19.5
Principal per transaction ($ - dollars)		$338	$341	$339	$323	$335	$315
Principal per transaction - YoY % change		(1)%	0%	0%	(4)%	(1)%	(7)%
Principal per transaction (constant currency) - YoY % change	d	0%	0%	0%	0%	0%	(1)%

Cross-border principal ($ - billions)		$18.3	$19.7	$20.0	$19.2	$77.2	$17.5
Cross-border principal - YoY % change		8%	7%	5%	(1)%	5%	(4)%
Cross-border principal (constant currency) - YoY % change	e	9%	6%	5%	2%	6%	2%

Europe and CIS region revenues (GAAP) - YoY % change	q, r	1%	3%	1%	(5)%	0%	(9)%
Europe and CIS region revenues (constant currency) - YoY % change	f, q, r	0%	2%	3%	1%	1%	2%
Europe and CIS region transactions - YoY % change	q, r	10%	11%	10%	6%	9%	4%

North America region revenues (GAAP) - YoY % change	q, s	1%	1%	2%	0%	1%	(2)%
North America region revenues (constant currency) - YoY % change	g, q, s	2%	1%	2%	1%	1%	0%
North America region transactions - YoY % change	q, s	4%	3%	3%	2%	3%	3%

Middle East and Africa region revenues (GAAP) - YoY % change	q, t	4%	6%	3%	(3)%	2%	(6)%
Middle East and Africa region revenues (constant currency) - YoY % change	h, q, t	3%	6%	4%	0%	3%	(1)%
Middle East and Africa region transactions - YoY % change	q, t	8%	6%	1%	(3)%	3%	(3)%

APAC region revenues (GAAP) - YoY % change	q, u	1%	1%	1%	(3)%	0%	(6)%
APAC region revenues (constant currency) - YoY % change	i, q, u	4%	2%	2%	1%	2%	(2)%
APAC region transactions - YoY % change	q, u	8%	3%	0%	(4)%	1%	(4)%

LACA region revenues (GAAP) - YoY % change	q, v	(4)%	(13)%	(3)%	(3)%	(6)%	4%
LACA region revenues (constant currency) - YoY % change	j, q, v	5%	(7)%	4%	4%	2%	10%
LACA region transactions - YoY % change	q, v	6%	0%	2%	2%	3%	6%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q14	2Q14	3Q14	4Q14	FY2014	1Q15
westernunion.com region revenues (GAAP) - YoY % change	q, w	45%	31%	21%	19%	28%	17%
westernunion.com region revenues (constant currency) - YoY % change	k, q, w	46%	30%	20%	23%	29%	23%
westernunion.com region transactions - YoY % change	q, w	55%	46%	34%	27%	39%	25%

International revenues - YoY % change	x	1%	1%	1%	(4)%	0%	(7)%
International transactions - YoY % change	x	9%	6%	4%	0%	5%	0%
International revenues - % of C2C segment revenues	x	71%	71%	72%	72%	72%	69%

United States originated revenues - YoY % change	y	6%	5%	4%	3%	5%	4%
United States originated transactions - YoY % change	y	8%	6%	6%	5%	6%	6%
United States originated revenues - % of C2C segment revenues	y	29%	29%	28%	28%	28%	31%

Electronic channels revenues - YoY % change	z	36%	27%	21%	17%	24%	17%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		(4)%	(5)%	(1)%	4%	(2)%	7%
Revenues (constant currency) - YoY % change	l	7%	8%	11%	15%	10%	11%
Operating margin		20.2%	16.2%	15.4%	14.2%	16.5%	18.7%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		7%	0%	4%	1%	3%	(1)%
Revenues (constant currency) - YoY % change	m	10%	0%	3%	5%	4%	7%
Operating margin		(3.6)%	(3.4)%	(0.2)%	(4.9)%	(3.0)%	2.1%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		80%	81%	80%	80%	80%	79%
Consumer-to-Business segment revenues		11%	10%	11%	11%	11%	12%
Business Solutions segment revenues		7%	7%	7%	7%	7%	7%
Consumer-to-Consumer region revenues:
Europe and CIS revenues	q, r	21%	22%	21%	21%	21%	20%
North America revenues	q, s	19%	19%	19%	19%	19%	19%
Middle East and Africa revenues	q, t	16%	16%	16%	16%	16%	16%
APAC revenues	q, u	12%	12%	12%	11%	12%	11%
LACA revenues	q, v	8%	8%	8%	9%	8%	8%
westernunion.com revenues	q, w	4%	4%	4%	4%	4%	5%
Electronic channels revenues	z	6%	6%	6%	6%	6%	7%

* See page 12 of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2015	2014	% Change
Revenues:
Transaction fees	$948.6	$987.9	(4)%
Foreign exchange revenues	338.0	329.3	3%
Other revenues	34.3	33.6	2%
Total revenues	1,320.9	1,350.8	(2)%
Expenses:
Cost of services	771.8	797.2	(3)%
Selling, general and administrative	276.8	281.6	(2)%
Total expenses	1,048.6	1,078.8	(3)%
Operating income	272.3	272.0	0%
Other income/(expense):
Interest income	2.9	4.7	(38)%
Interest expense	(41.8)	(47.6)	(12)%
Derivative gains/(losses), net	1.0	(0.6)	(a)
Other expense, net	(1.8)	(1.1)	(a)
Total other expense, net	(39.7)	(44.6)	(11)%
Income before income taxes	232.6	227.4	2%
Provision for income taxes	28.7	24.4	18%
Net income	$203.9	$203.0	0%
Earnings per share:
Basic	$0.39	$0.37	5%
Diluted	$0.39	$0.37	5%
Weighted-average shares outstanding:
Basic	521.0	545.9
Diluted	525.2	549.2

Cash dividends declared per common share	$0.155	$0.125	24%

__________
(a) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents (a)	$1,755.3	$1,783.2
Settlement assets	3,472.1	3,313.7
Property and equipment, net of accumulated depreciation of
$495.0 and $478.5, respectively	202.6	206.4
Goodwill	3,168.8	3,169.2
Other intangible assets, net of accumulated amortization of
$808.7 and $820.0, respectively	772.0	748.1
Other assets	982.2	669.8
Total assets	$10,353.0	$9,890.4
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$580.4	$600.4
Settlement obligations	3,472.1	3,313.7
Income taxes payable	186.1	166.3
Deferred tax liability, net	317.4	305.0
Borrowings	3,728.6	3,720.4
Other liabilities	718.5	484.2
Total liabilities	9,003.1	8,590.0

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
517.0 shares and 521.5 shares issued and outstanding as of
March 31, 2015 and December 31, 2014, respectively	5.2	5.2
Capital surplus	490.9	445.4
Retained earnings	931.9	968.7
Accumulated other comprehensive loss	(78.1)	(118.9)
Total stockholders' equity	1,349.9	1,300.4
Total liabilities and stockholders' equity	$10,353.0	$9,890.4

__________
(a) Approximately $950 million was held by entities outside of the United States as of both March 31, 2015 and December 31, 2014.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net income	$203.9	$203.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.5	16.3
Amortization	47.4	50.9
Other non-cash items, net	16.9	(5.3)
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(56.9)	(12.0)
Accounts payable and accrued liabilities	(34.1)	(65.1)
Income taxes payable	20.6	10.0
Other liabilities	(2.5)	(1.0)
Net cash provided by operating activities	211.8	196.8
Cash Flows From Investing Activities
Capitalization of contract costs	(17.2)	(16.6)
Capitalization of purchased and developed software	(12.8)	(10.8)
Purchases of property and equipment	(14.4)	(18.2)
Acquisition of business	—	(10.2)
Proceeds from sale of non-settlement related investments	—	100.2
Net cash provided by/(used in) investing activities	(44.4)	44.4
Cash Flows From Financing Activities
Proceeds from exercise of options	32.3	3.0
Cash dividends paid	(80.5)	(67.6)
Common stock repurchased	(147.1)	(185.7)
Net proceeds from commercial paper	—	130.0
Principal payments on borrowings	—	(500.0)
Net cash used in financing activities	(195.3)	(620.3)
Net change in cash and cash equivalents	(27.9)	(379.1)
Cash and cash equivalents at beginning of period	1,783.2	2,073.1
Cash and cash equivalents at end of period	$1,755.3	$1,694.0

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2015	2014	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$776.2	$825.6	(6)%
Foreign exchange revenues	244.1	236.0	3%
Other revenues	18.0	15.9	13%
Total Consumer-to-Consumer	1,038.3	1,077.5	(4)%
Consumer-to-Business (C2B):
Transaction fees	151.4	140.7	8%
Foreign exchange and other revenues	6.4	6.5	(2)%
Total Consumer-to-Business	157.8	147.2	7%
Business Solutions (B2B):
Foreign exchange revenues	87.9	90.4	(3)%
Transaction fees and other revenues	10.1	9.0	12%
Total Business Solutions	98.0	99.4	(1)%
Other:
Total revenues	26.8	26.7	0%
Total consolidated revenues	$1,320.9	$1,350.8	(2)%
Operating income/(loss):
Consumer-to-Consumer	$240.2	$247.0	(3)%
Consumer-to-Business	29.5	29.8	(1)%
Business Solutions	2.1	(3.6)	(a)
Other	0.5	(1.2)	(a)
Total consolidated operating income	$272.3	$272.0	0%
Operating income/(loss) margin:
Consumer-to-Consumer	23.1%	22.9%	0.2%
Consumer-to-Business	18.7%	20.2%	(1.5)%
Business Solutions	2.1%	(3.6)%	5.7%
Total consolidated operating income margin	20.6%	20.1%	0.5%

__________
(a) Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below.
All adjusted year-over-year changes were calculated using prior year reported amounts.

		1Q14	2Q14	3Q14	4Q14	FY2014	1Q15
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,350.8	$1,405.6	$1,440.9	$1,409.9	$5,607.2	$1,320.9
	Foreign currency translation impact (o)	32.5	26.3	35.0	63.7	157.5	78.6
	Revenues, constant currency adjusted	$1,383.3	$1,431.9	$1,475.9	$1,473.6	$5,764.7	$1,399.5
	Prior year revenues, as reported (GAAP)	$1,325.4	$1,385.9	$1,408.8	$1,421.9	$5,542.0	$1,350.8
	Revenue change, as reported (GAAP)	2%	1%	2%	(1)%	1%	(2)%
	Revenue change, constant currency adjusted	4%	3%	5%	4%	4%	4%

(b)	Operating income, as reported (GAAP)	$272.0	$278.3	$314.1	$276.1	$1,140.5	$272.3
	Reversal of depreciation and amortization	67.2	68.4	66.8	69.5	271.9	63.9
	EBITDA (p)	$339.2	$346.7	$380.9	$345.6	$1,412.4	$336.2
	Operating income margin, as reported (GAAP)	20.1%	19.8%	21.8%	19.6%	20.3%	20.6%
	EBITDA margin (p)	25.1%	24.7%	26.4%	24.5%	25.2%	25.5%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q14	2Q14	3Q14	4Q14	FY2014	1Q15
	Consumer-to-Consumer Segment
(c)	Revenues, as reported (GAAP)	$1,077.5	$1,132.1	$1,150.9	$1,125.3	$4,485.8	$1,038.3
	Foreign currency translation impact (o)	12.5	7.5	17.9	42.8	80.7	63.0
	Revenues, constant currency adjusted	$1,090.0	$1,139.6	$1,168.8	$1,168.1	$4,566.5	$1,101.3
	Prior year revenues, as reported (GAAP)	$1,050.2	$1,108.8	$1,128.1	$1,146.5	$4,433.6	$1,077.5
	Revenue change, as reported (GAAP)	3%	2%	2%	(2)%	1%	(4)%
	Revenue change, constant currency adjusted	4%	3%	4%	2%	3%	2%

(d)	Principal per transaction, as reported ($ - dollars)	$338	$341	$339	$323	$335	$315
	Foreign currency translation impact (o) ($ - dollars)	2	(2)	—	12	3	19
	Principal per transaction, constant currency adjusted ($ - dollars)	$340	$339	$339	$335	$338	$334
	Prior year principal per transaction, as reported ($ - dollars)	$341	$340	$339	$335	$338	$338
	Principal per transaction change, as reported	(1)%	0%	0%	(4)%	(1)%	(7)%
	Principal per transaction change, constant currency adjusted	0%	0%	0%	0%	0%	(1)%

(e)	Cross-border principal, as reported ($ - billions)	$18.3	$19.7	$20.0	$19.2	$77.2	$17.5
	Foreign currency translation impact (o) ($ - billions)	0.1	(0.1)	—	0.8	0.8	1.1
	Cross-border principal, constant currency adjusted ($ - billions)	$18.4	$19.6	$20.0	$20.0	$78.0	$18.6
	Prior year cross-border principal, as reported ($ - billions)	$16.9	$18.5	$19.0	$19.5	$73.9	$18.3
	Cross-border principal change, as reported	8%	7%	5%	(1)%	5%	(4)%
	Cross-border principal change, constant currency adjusted	9%	6%	5%	2%	6%	2%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q14	2Q14	3Q14	4Q14	FY2014	1Q15
	Consumer-to-Consumer Segment cont.
(f)	Europe and CIS region revenue change, as reported (GAAP)	1%	3%	1%	(5)%	0%	(9)%
	Europe and CIS region foreign currency translation impact (o)	(1)%	(1)%	2%	6%	1%	11%
	Europe and CIS region revenue change, constant currency adjusted	0%	2%	3%	1%	1%	2%

(g)	North America region revenue change, as reported (GAAP)	1%	1%	2%	0%	1%	(2)%
	North America region foreign currency translation impact (o)	1%	0%	0%	1%	0%	2%
	North America region revenue change, constant currency adjusted	2%	1%	2%	1%	1%	0%

(h)	Middle East and Africa region revenue change, as reported (GAAP)	4%	6%	3%	(3)%	2%	(6)%
	Middle East and Africa region foreign currency translation impact (o)	(1)%	0%	1%	3%	1%	5%
	Middle East and Africa region revenue change, constant currency adjusted	3%	6%	4%	0%	3%	(1)%

(i)	APAC region revenue change, as reported (GAAP)	1%	1%	1%	(3)%	0%	(6)%
	APAC region foreign currency translation impact (o)	3%	1%	1%	4%	2%	4%
	APAC region revenue change, constant currency adjusted	4%	2%	2%	1%	2%	(2)%

(j)	LACA region revenue change, as reported (GAAP)	(4)%	(13)%	(3)%	(3)%	(6)%	4%
	LACA region foreign currency translation impact (o)	9%	6%	7%	7%	8%	6%
	LACA region revenue change, constant currency adjusted	5%	(7)%	4%	4%	2%	10%

(k)	westernunion.com region revenue change, as reported (GAAP)	45%	31%	21%	19%	28%	17%
	westernunion.com region foreign currency translation impact (o)	1%	(1)%	(1)%	4%	1%	6%
	westernunion.com region revenue change, constant currency adjusted	46%	30%	20%	23%	29%	23%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q14	2Q14	3Q14	4Q14	FY2014	1Q15
	Consumer-to-Business Segment
(l)	Revenues, as reported (GAAP)	$147.2	$145.9	$150.4	$155.3	$598.8	$157.8
	Foreign currency translation impact (o)	16.6	18.8	18.1	16.6	70.1	6.3
	Revenues, constant currency adjusted	$163.8	$164.7	$168.5	$171.9	$668.9	$164.1
	Prior year revenues, as reported (GAAP)	$153.7	$153.0	$152.3	$149.5	$608.5	$147.2
	Revenue change, as reported (GAAP)	(4)%	(5)%	(1)%	4%	(2)%	7%
	Revenue change, constant currency adjusted	7%	8%	11%	15%	10%	11%

	Business Solutions Segment
(m)	Revenues, as reported (GAAP)	$99.4	$98.2	$105.8	$101.2	$404.6	$98.0
	Foreign currency translation impact (o)	2.7	(0.3)	(1.6)	3.7	4.5	8.1
	Revenues, constant currency adjusted	$102.1	$97.9	$104.2	$104.9	$409.1	$106.1
	Prior year revenues, as reported (GAAP)	$92.8	$98.3	$101.6	$100.2	$392.9	$99.4
	Revenue change, as reported (GAAP)	7%	0%	4%	1%	3%	(1)%
	Revenue change, constant currency adjusted	10%	0%	3%	5%	4%	7%

(n)	Operating income/(loss), as reported (GAAP)	$(3.6)	$(3.3)	$(0.2)	$(5.0)	$(12.1)	$2.1
	Reversal of depreciation and amortization	14.9	14.8	13.7	12.7	56.1	12.2
	EBITDA (p)	$11.3	$11.5	$13.5	$7.7	$44.0	$14.3
	Operating income/(loss) margin, as reported (GAAP)	(3.6)%	(3.4)%	(0.2)%	(4.9)%	(3.0)%	2.1%
	EBITDA margin (p)	11.4%	11.7%	12.8%	7.6%	10.9%	14.6%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(o)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(p)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Other notes:
(q)
Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region. For money transfers initiated through the Company’s websites (“westernunion.com”), 100% of the revenue and transactions are attributed to westernunion.com.

(r)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(s)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(t)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(u)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(v)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(w)	Represents transactions initiated on westernunion.com which are primarily paid out at Western Union agent locations in the respective regions.
(x)	Represents transactions between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.
(y)	Represents transactions originated in the United States, including intra-country transactions.
(z)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer and mobile money transfer (included in the various segments).